Exhibit 23.3

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-97054) of Manhattan Bagel Company, Inc. and in the related Prospectus, in the Registration Statement (Form S-3 No. 333-15587) of Manhattan Bagel Company, Inc. and in the related Prospectus, in the Registration Statement (Form S-8 No. 33-93764) pertaining to the 1994 Stock Option Plan of Manhattan Bagel Company, Inc., in the Registration Statement (Form S-8 No. 333-15393) pertaining to Amendment No. 1 to the Stock Option Agreement made as of April 1, 1996 between Manhattan Bagel Company, Inc. and CRC, Inc., as amended and in the Registration Statement (Form S-8 No. 333-15577) pertaining to the 1996 Stock Option Plan of Manhattan Bagel Company, Inc. of our report dated March 31, 1997, except for the first paragraph of Note 4 as to which the date is April 15, 1997, with respect to the consolidated financial statements of Manhattan Bagel Company, Inc. and subsidiaries included in this Annual Report (Form 10-KSB) for the year ended December 31, 1996.

Princeton, New Jersey
April 15, 1997